Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
Silverleaf Resorts, Inc.
Dallas, Texas
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 13, 2007, relating to the consolidated financial statements of Silverleaf Resorts, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/S/ BDO SEIDMAN, LLP
Dallas, Texas
October 18, 2007

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